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                                                                   Exhibit 10.19







                               OPERATING AGREEMENT
                                       OF
                    ROCK HOME LOANS @ MICHIGAN NATIONAL, LLC






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                    ROCK HOME LOANS @ MICHIGAN NATIONAL, LLC
                     (a Michigan Limited Liability Company)

                               OPERATING AGREEMENT

                                Table of Contents

ARTICLE I - ORGANIZATION..........................................................................................1
   Section 1.01 Organization......................................................................................1
   Section 1.02 Name of Company...................................................................................2
   Section 1.03 Duration and Effective Date of Agreement..........................................................2
   Section 1.04 Purpose and Business..............................................................................2
   Section 1.05 Status of Members.................................................................................3
   Section 1.06 Registered Agent and Office.......................................................................3
   Section 1.07 Principal Office..................................................................................4
   Section 1.08 Conflicts of Interest.............................................................................4
   Section 1.09 Definitions.......................................................................................4
ARTICLE II - MEMBERS..............................................................................................5
   Section 2.01 Members...........................................................................................5
   Section 2.02 Additional Members................................................................................5
   Section 2.03 Representations and Warranties....................................................................5
   Section 2.04 Information.......................................................................................6
   Section 2.05 [RESERVED]........................................................................................7
   Section 2.06 Voting Rights.....................................................................................7
   Section 2.07 Meetings and Notice..............................................................................14
   Section 2.08 Quorum...........................................................................................14
   Section 2.09 Member to Vote in Person or by Proxy.............................................................14
   Section 2.10 Action by Written Consent........................................................................15
   Section 2.11 No Authority to Commence Civil Suit..............................................................15
   Section 2.12 Independent Activities...........................................................................16
   Section 2.13 Transactions Permitted With Members and Affiliates...............................................16
   Section 2.14 Participation by Communications Equipment........................................................16
   Section 2.15 Waiver of Notice.................................................................................17
ARTICLE III - MANAGEMENT BY MANAGER..............................................................................17
   Section 3.01 General Powers...................................................................................17
   Section 3.02 Number and Term of Office........................................................................17
   Section 3.03 Limitation of Authority of Members...............................................................18
   Section 3.04 Resignation and Removal of the Manager...........................................................18
   Section 3.05 Discharge of Duties, Reliance on Reports.........................................................18
   Section 3.06 Accountable as Trustee...........................................................................20
   Section 3.07 Authority to Execute Documents...................................................................20
   Section 3.08 Officers.........................................................................................20
   Section 3.09 Removal, Resignation or Replacement of Officers..................................................21
   Section 3.10 Conflict-of-Interest.............................................................................21
ARTICLE IV - CAPITAL CONTRIBUTIONS...............................................................................22
   Section 4.01 Initial Contributions; Membership Interest.......................................................22
   Section 4.02 Additional Contributions.........................................................................23
   Section 4.03 Failure to Make Additional Contribution..........................................................23


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
   Section 4.04 Contribution Returns.............................................................................24
   Section 4.05 Loans by Members.................................................................................24
   Section 4.06 [RESERVED].......................................................................................25
   Section 4.07 Capital Accounts.................................................................................25
   Section 4.08 Personal Property................................................................................25
ARTICLE V - ALLOCATIONS AND DISTRIBUTIONS........................................................................26
   Section 5.01 Allocations......................................................................................26
   Section 5.02 Distributions....................................................................................26
   Section 5.03 Minimum Income Distributions.....................................................................27
ARTICLE VI - WITHDRAWAL; TRANSFER OF MEMBERSHIP INTEREST.........................................................29
   Section 6.01 Withdrawal of Member.............................................................................29
   Section 6.02 Bankrupt Members.................................................................................29
   Section 6.03 Transferability of Membership Interest...........................................................31
   Section 6.04 Expulsion of Member..............................................................................31
   Section 6.05 Effectiveness of Transfer........................................................................32
ARTICLE VII - LIMITATION OF LIABILITY AND INDEMNIFICATION........................................................32
   Section 7.01 Limitation of Personal Liability.................................................................32
   Section 7.02 Indemnification..................................................................................33
   Section 7.03 Liability Insurance..............................................................................34
ARTICLE VIII - TAXES, TAX ALLOCATIONS AND ACCOUNTING.............................................................35
   Section 8.01 Tax Returns......................................................................................35
   Section 8.02 Tax Elections....................................................................................35
   Section 8.03 Tax Matters Member...............................................................................36
   Section 8.04 Indemnification of Tax Matters Member............................................................37
   Section 8.05 Allocations of Net Profits and Net Losses from Operations........................................37
   Section 8.06 Accounting, Reports, Audit and Other Information.................................................37
   Section 8.07 Banking and Accounts.............................................................................38
ARTICLE IX - DISSOLUTION, LIQUIDATION, AND TERMINATION...........................................................39
   Section 9.01 Dissolution......................................................................................39
   Section 9.02 Termination Events...............................................................................42
   Section 9.03 Damages..........................................................................................56
   Section 9.04 Certificate of Dissolution.......................................................................57
   Section 9.05 Winding Up.......................................................................................57
   Section 9.06 Liquidation and Buy-Out Option...................................................................57
   Section 9.07 Deficit Capital Accounts.........................................................................64
ARTICLE X - GENERAL PROVISIONS...................................................................................65
   Section 10.01 Books and Records...............................................................................65
   Section 10.02 Invalidity......................................................................................66
   Section 10.03 Waiver..........................................................................................66
   Section 10.04 Choice of Law and Choice of Forum...............................................................66
   Section 10.05 Counterparts....................................................................................67
   Section 10.06 Further Assistance..............................................................................67
   Section 10.07 Notices.........................................................................................67
   Section 10.08 Conflict With MLLCA.............................................................................69
   Section 10.09 Amendment.......................................................................................69
   Section 10.10 Entire Agreement................................................................................69


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                               OPERATING AGREEMENT
                                       OF
                    ROCK HOME LOANS @ MICHIGAN NATIONAL, LLC

                     (A MICHIGAN LIMITED LIABILITY COMPANY)

         This OPERATING AGREEMENT ("Agreement") is made on February 19, 1999, between the Rock Home Loans @ Michigan National, LLC, a Michigan Limited Liability Company (the "Company") and the persons executing this Operating Agreement as members of the Company (individually, a "Member" and collectively, the "Members").

                                    RECITALS

         A. The Members desire to organize a Michigan Limited Liability Company for the purpose of conducting the Joint Venture Business, and further desire to effectuate this purpose through execution of this Operating Agreement.

         Now, therefore, for good and valuable consideration, the parties agree as follows:
                            ARTICLE I - ORGANIZATION

         Section 1.01 Organization. The Company has been or shall be organized as a Michigan limited liability company pursuant to the Michigan Limited Liability Company Act, M.C.L.A. Section 450.4101 et. Seq. ("MLLCA") by filing of Articles of Organization ("Articles"), as may be amended or restated from time to time, with the Michigan Department of Consumer and Industry Services as required by the MLLCA. If the Company has not been organized as of the date of this Agreement, the Members shall cause it to be organized forthwith.


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         Section 1.02 Name of Company. The name of the Company shall be Rock
Home Loans @ Michigan National, LLC. All business of the Company shall be transacted in that name, provided however, the Company may also conduct its business under one or more assumed names as permitted by the MLLCA and as may be approved by the Members.

         Section 1.03 Duration and Effective Date of Agreement. The Company shall continue in existence in perpetuity or until the Company dissolves and winds-up in accordance with the MLLCA or this Agreement. This Agreement shall be effective as of the date of this Agreement. This Agreement shall be deemed ratified and restated by the Company upon the filing of amended or restated Articles.

         Section 1.04 Purpose and Business. The purpose of the Company is to engage in the Joint Venture Business and in any other activities, as may be determined by the unanimous consent of the Members, for which limited liability companies may be formed under the MLLCA, provided such activities are legally permissible activities under the National Bank Act (12 U.S.C Section 24 (Seventh)) and any regulations and interpretative rulings issued thereunder. Notwithstanding anything in this Agreement to the contrary, the Company may not engage in any activity which is not a permissible activity for a national bank or an operating subsidiary thereof and will cease to engage in any activity which the Office of the Comptroller of the Currency ("OCC") determines to be an impermissible activity and will obtain OCC approval, to the extent required, prior to the formation of any subsidiary or the commencement of any activity outside of the purpose permitted by this Section 1.04. The Company shall have all the powers necessary or


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convenient to effect any purpose for which it is formed, including all powers granted by the MLLCA. Regardless of any broad purposes permitted by the Articles, the Company shall not engage in any activities not permitted by this Agreement.

         Section 1.05 Status of Members. The Members have formed or intend to form the Company as a limited liability company under the MLLCA. The Members specifically intend and agree that the Company shall not be a partnership, a limited partnership, or any other type venture. The Company is a limited liability company under and pursuant to the MLLCA, even though the Company may be taxed or elect to be taxed as a partnership. No Member or Manager shall be construed to be a partner in the Company or a partner of any other Member, Manager or Person, and the Articles, this Agreement and the relationships created thereby and arising therefrom shall not be construed to suggest otherwise. If any Member, by word or action, represents to another person that any other Member is a partner or that the Company is a partnership other than for tax purposes, the Member making such wrongful representation shall be liable to any Member who incurs personal liability by reason of such wrongful representation, provided however, punitive damages shall not be recoverable from the Member making such wrongful representation.

         Section 1.06 Registered Agent and Office. The registered agent for the service of process and the registered office shall be that person and location reflected in the Articles. The Manager or Members may, from time to time, change the registered agent or office and establish registered agents and offices in other jurisdictions according to the MLLCA and other applicable law.



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         Section 1.07 Principal Office. The principal office of the Company shall be at 30600 Telegraph Road, Fourth Floor, Bingham Farms, Michigan 48025, or such other location selected by the "Manager" (as defined in Section 3.01), and unanimously approved by the Members, if so required under Section 2.06.

         Section 1.08 Conflicts of Interest. A Member does not violate a duty or obligation to the Company or the other Member merely because his or her conduct furthers his or her own interest, provided however, in the event such conduct gives rise to a "Dissolution Event" or a "Termination Event" as defined under Sections 9.01 and 9.02, respectively, of this Agreement, the Members shall have the rights and obligations provided for in Article IX of this Agreement, and as otherwise provided for in this Agreement. A Member may lend money to the Company and transact other business with the Company. Unless otherwise agreed in a writing signed by the Company and the Member, the rights and obligations of a Member who lends money to or transacts business with the Company are the same as those of a Person who is not a Member, subject to applicable laws or regulations. No transaction with the Company shall be voidable solely because a Member has a direct or indirect interest in the transaction if the transaction is within a reasonable range of fairness to the Company or the disinterested Member knowing the material facts of the transaction and the Member's interest, authorizes, approves or ratifies the transaction.

         Section 1.09 Definitions. Except as the context requires otherwise, any term, word, phrase written with an initial capital letter and not defined in this Agreement shall



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have meaning attributed to such term, word, or phrase provided in that certain
Joint Venture Agreement executed the same date as this Agreement by and among the Members and the Company ("Joint Venture Agreement").

                              ARTICLE II - MEMBERS

         Section 2.01 Members. The Members of the Company are the persons executing this Agreement effective upon such execution.

         Section 2.02 Additional Members. Additional Members may not be admitted without the unanimous agreement of the then current Members.

         Section 2.03 Representations and Warranties. Each Member represents and warrants to the other Member and to the Company that (a) if that Member is a corporation, it is duly organized, validly existing and in good standing under the laws of the state of its formation and qualified to do business (to the extent required by applicable law) in the State of Michigan and in any other jurisdiction where it conducts its business activities; (b) if that Member is a national banking association, it is duly organized, validly existing and in good standing under the laws of the United States and qualified to do business (to the extent required by applicable law) in the State of Michigan and in any other jurisdiction where it conducts its business activities; (c) that each Member has full corporate, or other applicable power and authority to execute and deliver the Articles and this Agreement, and to perform its obligations hereunder and thereunder; (d) all actions necessary for the due authorization, execution, delivery and


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performance of the Articles and this Agreement have been duly taken and if any consent or approval of any Person or governmental authority is required such approval or consent has been obtained, Including approval of the OCC; (e) that Member's execution, delivery and performance of the Articles and this Agreement shall not violate any other agreement or instrument to which that Member is a party or by which its property is bound; (f) that Member is bound by this Agreement which is enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity); (g) the Member is acquiring its interest in the Company for the Member's own account as an investment and without an intent to distribute the interest; (h) the Member understands that the interests have not been registered under the Securities Act of 1933 or any state securities laws, and may not be resold or transferred by the Member without appropriate registration or the availability of an exemption from such requirements; and (i) the Member's interest in the Company is not a security under federal or state law, unless specifically prescribed under 12 C.F.R. 1 for a national banking association.

        Section 2.04 Information. In addition to the other rights specifically set forth in this Agreement, each Member is entitled to all information on the Company to which that Member is entitled to have access pursuant to Section 503 of the MLLCA under the circumstances and subject to the conditions therein stated, Including the books, records of account, business records, the Articles and this Agreement.






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        Section 2.05 [RESERVED]

        Section 2.06 Voting Rights. Each Member votes in proportion to its Membership Interest (as defined in Section 4.01). Each Member shall be entitled to vote on all matters submitted for a vote of the Members. Except as provided in the next sentence, the approval of all such matters shall be by unanimous vote of all Members in the Company. Notwithstanding any other provision of this Agreement, the election, removal and compensation (including benefits) of the Manager shall be approved by the Members, and shall be approved by the holders of a majority of the Membership Interests in the Company, except that either Member alone may remove the Manager if he or she commits a felony, fraud, embezzlement, or other misappropriation of funds that has a material adverse effect on the Member's capital account in the Company. Notwithstanding any other provision of this Agreement, the following matters are the only matters that must be submitted for a vote of the Members (except for the election, removal and compensation (including benefits) of the Manager), and the approval of the Members by the unanimous vote of all Members shall be required with respect to the following:

                  (a) Business Combination or Dissolution. any acquisition, consolidation, merger, voluntary dissolution or liquidation (Including the winding up) of the Company, or any business combination acquisitions, consolidations or merger transactions by the Company, whether with Affiliated entities or not;




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                  (b) Conflict of Interest. any transaction between the Manager and the Company in which the Manager has a conflict of interests, other than transactions related to the Manager's compensation or benefits;

                  (c) Related-Party Transactions. any transaction directly or indirectly between either Member and the Company, except for (i) loans from a Member to the Company aggregating not more than $250,000 at any one time outstanding, (ii) the Manager's termination of agreements or transactions directly or indirectly between either Member and the Company, subject to the terms of those agreements, and (iii) those transactions described in
              Section 9.06(e) that do not require unanimous Member approval pursuant to the terms of Section 9.06(e);

                  (d) Changes to Organizational Documents or Name. any amendment or restatement to the Articles or this Agreement (Including, expanding the purpose of the Company pursuant to Section 1.04) or any use of one or more assumed names by the Company, pursuant to
              Section 1.02;

                  (e) [RESERVED];

                  (f) Distributions. any distribution of profits and losses to the Members, except for those distributions required by Section
              5.03 of this Agreement;

                  (g) Sales and Acquisitions of Assets. the sale or transfer of all or substantially all of the Company's assets, except in the ordinary course of





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         business (the sale of mortgage loan assets to third parties shall be in the ordinary course of business), or any material purchase, receipt, lease, exchange or other acquisition of any real or personal property or business that (i) is not in the ordinary course of business, and (ii) costs the Company more than $100,000 in any single transaction;

                  (h) Annual Business Plan. the approval of a Business Plan (Including at least a two (2) year rolling forecast) annually submitted by the Manager, within sixty (60) days prior to the commencement of the new fiscal year, which shall be in such form as the Members unanimously agree and communicate to the Manager from time to time, and in the absence of such agreement on the form of the Business Plan, in such form most recently agreed upon; provided, that if the Members do not approve the annual Business Plan, the Company shall be entitled to operate within the annual Business Plan submitted by the Manager, except for any portion of such annual Business Plan that requires either Member to make any capital contributions or loans to the Company (other than those already agreed upon) or any portion of such annual Business Plan that can not be funded from operating cash flow of the Company;

                  (i) Acquisition of, or Joint Venture with, Other Entities. any acquisition of substantially all of the assets or equity capital of, or joint venture with, any other entity, including the formation of any new company, partnership or other business entity;





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                  (j) Branch Selection. any addition to, or removal from, the list of Michigan National Bank ("MNB") financial center offices at which a Company loan officer will have an office to conduct the Company's Joint Venture Business; provided, however, MNB may unilaterally remove a Company loan officer from such a site if MNB decides to relocate or close such financial center office; and the financial terms of any leasing or sharing of space arrangements for MNB financial center office sites;

                  (k) Indebtedness. incurring or assuming general indebtedness or warehouse line indebtedness or any guaranty of obligations of any other person or entity, except for the endorsement of negotiable instruments for deposit in the ordinary course of business and except for any indebtedness or guaranty that is either (i) not in excess of the approved amount stated in the annual Business Plan under which the Company is then operating, or (ii) in the ordinary course of the Company's business;

                  (l) Dispositions and Liens Not in the Ordinary Course. any sale, conveyance, or mortgage of, grant of a security interest in, or creation of a lien, pledge or encumbrance on, any real or personal property or asset now owned or hereafter acquired by the Company or any other disposition of any property or asset now owned or hereafter acquired by the Company, except in the ordinary course of business;





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                  (m) Capital Expenditures. any capital expenditures which
         exceed the amount stated in the annual Business Plan under which the Company is operating by more than thirty percent (30%);

                  (n) Changing the Company's Purpose. changing the purpose of the Company pursuant to Section 1.04, or changing (Including expanding or restricting) the Joint Venture Territory of the Company;

                  (o) Bank Accounts. the establishment of bank account(s), other than MNB accounts having no set-off rights in favor of MNB in its capacity as a Member (but it may have set-off rights as a lender) ;

                  (p) Company Policies. any adoption, ratification or modification of the following Company policies: (i) tax policies, (ii) brand standards and product line positioning (Including graphic standards), (iii) privacy standards for customer information, (iv) risk management policies (Including, an overage policy, hedging, code of ethics and conduct, indemnity protection, liability and other insurance, security and loss prevention policies and a Y2K action plan), and (v) policies concerning conduct of joint venture employees on MNB premises;

                  (q) Claims. any commencement of any claim or suit by the Company, any settlement of any claim or suit by or against the Company, or any settlement of any claim or suit against the Manager or any employee, officer or agent of the Company, all if the matter is in excess of $100,000, or any reimbursement of






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         expenses is in excess of $100,000 in connection with any such matter, except for seeking injunctive relief on behalf of the Company for employment related matters;

                  (r) Response to Examination Reports. the initiation of any voluntary action resulting from a material examination report finding prepared by any regulatory or governmental agency (Including, the OCC, Federal Trade Commission, Fannie Mae, Freddie Mac, Federal Housing Administration, Veterans Administration, Department of Housing and Urban Development, and Michigan Financial Institutions Bureau) having jurisdiction or other authority over the Company;

                  (s) Change in Membership Interest. any change in any Member's Membership Interest relative to all other Members, except as otherwise required by Section 4.02;

                  (t) Violations of Organizational Documents or Law. any matter that would violate any provision of the Articles, this Agreement, the MLLCA, or any other material federal or state law or regulation (Including, the National Bank Act and its implementing regulations and interpretative rulings);

                  (u) Additional Capital. making additional capital contributions to the Company;




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                  (v) Authority to Execute Documents. any authorization to
         execute deeds, documents, transfers, contracts, agreements, bonds, debentures, notes, obligations, evidences of indebtedness, checks, drafts, bills of exchange, orders for the payment of money and other instruments requiring execution by the Company, with a value or dollar amount in excess of $100,000 or a termination penalty or similar provision in excess of $100,000, and not relating to mortgage notes transferred in the ordinary course of business;

                  (w) New Members. any addition of new Members pursuant to
         Section 2.02;

                  (x) Office Location. the location of the principal office of the Company outside of MNB's Community Reinvestment Act assessment areas;

                  (y) Appointment of Successor Accounting Firm. the appointment of any successor accounting firm for the Company, in the event the then current accounting firm resigns or is removed by the Company;

                  (z) Web site. Any link(s) between the Company's web site and the web site of Rock Financial Corporation ("RFC"), its parent, any subsidiary of RFC or its parent, MNB, its parent or any Affiliate of MNB or its parent, including HomeSide Lending, Inc.; and






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                  (aa) Licenses. any license grants by the Company relating to
        Company's technology, trademarks, registered marks or trade secrets and approval of any acquisitions by license, purchase or registration (as applicable) of any technology, trademarks, registered marks or trade secrets by the Company.

        Section 2.07 Meetings and Notice. The Members shall from time to time agree on a meeting schedule, provided however, the Members will hold meetings monthly for the first year of the Company. Any Member or the Manager may call a special meeting of the Members for any proper purpose or purposes, for any reasonable time, upon not less than ten (10) days and no more than sixty (60) days notice to the other Member (unless the Members mutually agree on a shorter time frame to meet). The notice shall state the date, time, place, and purpose(s) of any meeting and the nature of the business to be transacted and the matters, if any, upon which the Members will be requested to vote; provided however, action may be taken on any matter to be brought before the meeting regardless of whether set forth in the notice. Minutes will be taken at any such meetings.

        Section 2.08 Quorum. The presence of all Members (in person, by authorized agent or by proxy) at a meeting shall constitute a quorum for the transaction of business.

        Section 2.09 Member to Vote in Person or by Proxy. A Member entitled to vote at a meeting of Members, or to express consent or dissent without a meeting, shall be entitled to vote in person or by proxy, appointed by an instrument in writing authorizing





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

other persons to act. A proxy shall be signed by the Member or authorized agent or representative and shall not be valid after the expiration of 3 years from its date unless otherwise provided. RFC represents that its chief executive officer, and MNB represents that its chief executive officer, is entitled to vote or designate a proxy to vote at a meeting of Members or by written consent.

        Section 2.10 Action by Written Consent. Any action required or permitted to be taken at a meeting of Members may be taken by consent or approval without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by all Members of the Company, and are delivered to the Company. All such consents shall be dated within a period of 90 days from the first date thereof to the last date.

        Section 2.11 No Authority to Commence Civil Suit. No Member shall have the authority to commence and maintain a civil suit in the right of the Company, and no such civil suit shall be commenced and maintained in the right of the Company except upon the unanimous vote of the Members, to the extent required by
Section 2.06(q) or except as provided in this Agreement. The Manager shall have the authority (i) to commence, maintain and settle any pending or threatened arbitration, litigation or other proceeding in the right of the Company in which the amount to be paid or received by the Company is not in excess of $100,000 (after giving effect to coverage provided by any insurance policy), and (ii) to seek injunctive relief on behalf of the Company for employment-related matters.





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        Section 2.12 Independent Activities. Absent a Dissolution Event or a
Termination Event under Sections 9.01 and 9.02, respectively, of this Agreement, any Member may, notwithstanding the existence of this Agreement, engage in other activities beyond the purpose of the Company (as stated in the Articles and Section 1.04 of this Agreement) which such Member chooses, whether the same is competitive with the Company or otherwise, without having or incurring any obligation to offer any interest in such activities to the Company or to any other party to this Agreement, except as otherwise provided in the Joint Venture Agreement.

        Section 2.13 Transactions Permitted With Members and Affiliates. The validity of any transaction, agreement or payment involving the Company, the Members or any Affiliate thereof, otherwise permitted by the terms of this Agreement and the Joint Venture Agreement shall not be affected by reason of the relationship between any Member and such Affiliate or by reason of the approval of said transaction, agreement or payment by any Member.

        Section 2.14 Participation by Communications Equipment. A Member may participate in a meeting of the Members by a conference telephone or by other similar communications equipment through which all Persons participating in the meeting may communicate with the other participants. All participants shall be advised of the communications equipment and the names of the parties in the conference shall be divulged to all participants. Participation in a meeting pursuant to this section constitutes presence in-person at the meeting.






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        Section 2.15 Waiver of Notice. When any notice is required to be given to any Member, a waiver of the notice in writing signed by the Member entitled to the notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of the notice. A Member's attendance at or participation in any Member meeting waives any required notice to such Member of the meeting unless such Member, at the beginning of the meeting or upon its arrival, objects to the meeting or the transaction of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

                       ARTICLE III - MANAGEMENT BY MANAGER

        Section 3.01 General Powers. The property, affairs, and business of the Company shall be managed by the "Manager" who shall be elected by the Members. The initial Manager is William Emerson. Except as otherwise provided in this Agreement, the ordinary and usual decisions concerning the business and affairs of the Company shall be made by the Manager. The Manager may exercise all the powers of the Company, whether derived from law, the Articles or otherwise, which are not reserved to the Members under this Agreement. The Manager need not be and is not a Member of the Company. The Members shall have no power to engage in the management of the Company which is delegated to the Manager.

        Section 3.02 Number and Term of Office. A Manager shall hold office for the term elected and until a successor is elected and qualified or until death, resignation or removal.





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        Section 3.03 Limitation of Authority of Members. Except as provided in this Agreement, no Member has the authority or power to act for or on behalf of the Company, to do any act which would be binding on the Company or to incur any expenditures on behalf of the Company.

        Section 3.04 Resignation and Removal of the Manager. The Manager shall serve at the will and pleasure of the Members, subject to the terms of any written agreement executed by the Manager and the Company which is approved by the holders of a majority of the Membership Interests. The Manager may resign by delivering a written resignation to the Members upon not less than fourteen (14) days notice, and such resignation shall be effective 14 days after receipt thereby or at a subsequent time as set forth in the notice of resignation. The Manager may be removed from office at any time with or without cause as provided in Section 2.06, and the Members shall designate a successor Manager by a vote of the Members in proportion to each Member's Membership Interest.

        Section 3.05 Discharge of Duties, Reliance on Reports. The Manager shall discharge his or her duties as a Manager in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner the Manager reasonably believes to be in the best interests of the Company and in accordance with the Articles, this Agreement and the Joint Venture Agreement. In discharging his or her duties, a Manager may rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by any of the following:

        (a) One or more Members, or employees of the Company whom the Manager reasonably believes to be reliable and competent in the matter presented; and

        (b) Legal counsel, public accountants, information technology engineers, or other Persons as to matters the Manager reasonably believes are within the Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, (including information, opinions, reports or statements from such persons as to the value and amount of the assets, liability, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid).

        The Manager is not entitled to rely on the information set forth in this
Section 3.05 if the Manager has knowledge concerning the matter in question that makes reliance otherwise permitted by this provision unwarranted. To the full extent permitted by the MLLCA or any other applicable laws presently or hereafter in effect, no Manager of the Company shall be liable for any monetary damages to the Company or its Members for any breach of such duties. Any repeal or modification of this Section 3.05 shall not adversely affect any right or protection of a Manager of the Company existing immediately before, or for or with respect to any acts or omissions occurring before, such repeal or modification. The Manager is not otherwise liable for any action taken as a Manager or any failure to take any action if he or she performs the duties of his or her office in compliance with this Section 3.05.

        Section 3.06 Accountable as Trustee. The Manager shall account to the Company and hold as trustee for it any profit or benefit derived, without the informed consent of the Members, by the Manager from any transaction connected with the conduct or winding up of the Company or from any personal use by him or her of its property.

        Section 3.07 Authority to Execute Documents. All deeds, documents, transfers, contracts, agreements, bonds, debentures, notes, obligations, evidences of indebtedness, checks, drafts, bills of exchange, orders for the payment of money and other instruments requiring execution by the Company, with a value or dollar amount not in excess of $100,000 or relating to mortgage notes transferred in the ordinary course of business, shall be executed and delivered by the Manager or any other person authorized by the Manager in accordance with the provisions of the Articles and this Agreement. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such financial institutions and shall be endorsed, assigned and delivered as designated by the Manager or any other person authorized by the Manager in accordance with the terms of this Agreement.

        Section 3.08 Officers. The Company may have one or more officers who may have particular titles and who shall be elected or appointed by the Manager. Two or more offices may be held by the same person and the assignment of such offices shall confer upon those officers the same authority and duties as authorized or directed by the Manager. An officer shall hold office for the term for which elected or appointed and until a successor is elected or appointed and qualified, or until death, resignation or removal by the Manager. The officers shall serve at the will and pleasure of the Manager, subject to the terms of any written agreement executed by the officer and the Company.

        Section 3.09 Removal, Resignation or Replacement of Officers. An officer elected or appointed by the Manager may be removed by the Manager with or without cause. The removal of an officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer does not of itself create contract rights. An officer may resign by written notice to the Company, which resignation is effective upon its receipt by the Company or at a subsequent time specified in the notice of resignation which the Manager deems acceptable. Vacancies in any office may be filled by the Manager.

        Section 3.10 Conflict-of-Interest. Any transaction between the Manager and the Company in which the Manager has a conflict of interests, other than transactions related to the Manager's compensation or benefits, shall be authorized or ratified by an unanimous vote of all Members. The Manager shall disclose all material facts regarding the transaction and the Manager's interest in the transaction before the Members vote on that transaction.

                       ARTICLE IV - CAPITAL CONTRIBUTIONS

        Section 4.01 Initial Contributions; Membership Interest. The Members shall make the capital contributions to the Company on or before the Closing Date in the aggregate amount set forth on the execution page of this Agreement. Such contributions shall be paid:

                (i) within ten (10) days after receiving a notice from the Manager, which may be given by the Manager at any time and from time to time between the date of this Agreement and the Closing Date, stating the aggregate amount of the required capital contribution; provided that each Member shall only be required to contribute its portion of such aggregate amount (based on its Membership Interest); and provided further, that a Member's aggregate contributions under this clause shall not exceed the amount of the initial capital contribution of such Member set forth on the execution page of this Agreement; and

                (ii) on or before the Closing Date, the difference between the aggregate contributions made by such Member pursuant to the previous clause and the amount of the initial capital contribution of such Member set forth on the execution page of this Agreement.

The contributions will be in the form of cash. Each Member's percentage interest in the Company (the Member's "Membership Interest", as may be adjusted from time to time pursuant to the specific provisions of this Agreement, including Section 4.02) is set forth on the execution page of this Agreement. The Membership Interest of each Member shall not change, except as specifically permitted in this Agreement. No interest shall accrue on any capital contribution or balance in a capital account, and no Member shall have any right to withdraw or to be repaid any capital contribution or balance in a capital account, except as provided in this Agreement.

        Section 4.02 Additional Contributions. No Member shall be required or allowed to advance or contribute any additional funds to the Company, except upon an unanimous vote of the Members. In the event of an unanimous vote, all Members shall be notified of the date on which the additional capital contributions shall be made, which date shall be at least twenty (20) days after the notice. Each Member shall contribute a percentage of the additional funds which is equal to that Member's Membership Interest in the Company unless the Members unanimously agree otherwise. If the Members unanimously agree to contribute a percentage of the additional funds which is not equal to a Member's Membership Interest in the Company, each Member's Membership Interest shall be adjusted to equal the aggregate amount of such Member's capital account after such contributions, divided by the aggregate amount of all Members' capital accounts after such contributions. At no time will the Membership Interest of the Member, who is a national banking association, exceed five percent (5%) of its capital.

        Section 4.03 Failure to Make Additional Contribution. Should any Member decline to pay to the Company the amount of any additional capital contribution unanimously agreed to by all Members, within the time so specified, the remaining Member shall have the option of advancing the additional contributions. Upon the failure by a Member to make the full amount of such additional capital contribution, the Membership Interests of the Members shall be reallocated so that the noncontributing Member's percentage interest in the Company shall be reduced as provided herein to reflect the failure to make the required capital contribution, and the Member making such contributions shall be allocated a percentage interest in the Company to equitably reflect such contribution. No commitment or other obligation to make an initial or additional contribution may be enforced by a creditor of the Company, unless the Members expressly consent in writing to such enforcement.

        Section 4.04 Contribution Returns. A Member is not entitled to the return of any part of the Member's capital contributions, except as otherwise expressly required by this Agreement. An unrepaid capital contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend any cash or property to the Company to enable it to return any Member's capital contribution.

        Section 4.05 Loans by Members. Should the Company lack sufficient cash to pay its obligations, any Member that may agree to do so may advance (as in all respects an arm's length transaction) all or part of the needed funds to or on behalf of the Company, subject to unanimous approval of the Members for loans from a Member to the Company aggregating more than $250,000 at any one time outstanding. An advance described in this section constitutes a loan from the Member to the Company, bears interest at the interest rate agreed to by the Company and the lending Member from the date of the advance until the date of repayment, is not a capital contribution, and does not change any Member's Membership Interest in the Company. Any loan by RFC, as a Member, shall be subordinated in all respects to that certain Mortgage Warehousing Line of Credit and Security Agreement for as long as such obligation has indebtedness outstanding, and, if requested by MNB, RFC shall sign a mutually acceptable subordination agreement to effect such purpose.

        Section 4.06 [RESERVED].

        Section 4.07 Capital Accounts. A capital account shall be maintained for each Member in accordance with the Treasury Regulations under Section 704(b) of the Internal Revenue Code of 1986, as amended (the "Code").

        Section 4.08 Personal Property. A Member's interest in the Company shall be personal property for all purposes. All property now or hereafter owned by the Company shall be deemed owned by the Company as an entity, and no Member, individually, shall have any ownership interest in such property. Notwithstanding any other provision hereof or of any governing law, no Member shall have the right of partition with respect to any property of the Company during the term hereof, nor shall any Member make application to any court or authority having jurisdiction in the matter, or otherwise commence or prosecute any action or proceeding for partition or the sale thereof. Upon any breach of the provisions of this Agreement, the Company and the other Member not seeking partition or sale, in addition to any rights or remedies which they may have at law or in equity, shall be entitled to a decree or order restraining and enjoining any such application, action or proceeding.

                    ARTICLE V - ALLOCATIONS AND DISTRIBUTIONS

        Section 5.01 Allocations.

                  (a) Except as may be required by Section 704(c) of the Code and Treasury Regulation Section 1.704-1(b)(2)(iv)(f)(4), the Company's Profits, Losses, and other items of income, gain, loss, deduction, and credit shall be allocated between the Members in accordance with their Membership Interests.

                  (b) For the purpose of this Agreement, the term "Profits" and "Losses" mean, respectively, for each taxable year of the Company or other period, the Company's taxable income or loss for such taxable year or other period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), except that any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss and such taxable income or loss shall be decreased by expenditures that are neither deductible nor otherwise result in a charge to a Member's capital account.

        Section 5.02 Distributions. Except as otherwise provided in this Agreement, the Members shall determine quarterly by mutual agreement whether to make distributions to the Members. The amount of such distributions shall be determined by the unanimous vote of the Members. Distributions shall be in cash. All distributions shall be in accordance with each Member's respective Membership Interest. No distribution, Including any distribution pursuant to Section 5.03, shall be declared or made if, after giving it effect: (a) the Company would not be able to pay its debts as they become due in the usual course of business or (b) the Company's total assets would be less than the sum of its total liabilities.

        Section 5.03 Minimum Income Distributions.

                  (a) Year-End Distribution. The Company will distribute to the Members, in proportion to their Membership Interests, within 90 days after the end of each taxable year of the Company for which it is taxed under the provisions of Subchapter K of chapter I of subtitle A of the Code (the "Year End Distribution"), an amount equal to the Federal Tax Amount (as defined in the next sentence) for the prior taxable year. As used in this Agreement, the "Federal Tax Amount" will be equal to the product of (a) the Company's Profits (excluding tax exempt income and non-deductible expenditures) ("Taxable Income") for the taxable year, multiplied by (b) the highest marginal federal corporate income tax rate then in effect under the Code, minus (i) tax credits allocable to, and usable by, the Members, and (ii) all quarterly distributions made to the Members for the taxable year of the Company and other tax distributions made to the Members with respect to the taxable year.

                  (b) Quarterly Distributions. The Company will make distributions to its Members in proportion to their Membership Interests during each taxable year of the Company for which it is taxed under the provisions of Subchapter K of chapter I of subtitle A of the Code in such amounts and at such times so that each Member will be able to make timely estimated federal income tax payments attributable to the portion of the Company's Taxable Income allocated to such Member pursuant to the Code; provided, however, that each periodic distribution (i) will not exceed the Federal Tax Amount, calculated as though the Taxable Income were equal to the Company's estimated Taxable Income from the beginning of the Company's taxable year through the date of such periodic distribution, less prior distributions for taxes with respect to such taxable year of the Company, and (ii) will not violate any applicable law of the State of Michigan governing the payment of distributions to members.

                  (c) Distribution Adjustments. If after distribution (or determination, in the event there is no distribution) of the Year End Distribution amount, the Company determines (or accepts a determination of the Internal Revenue Service) that the yearly Taxable Income for a taxable year of the Company exceeds the amount upon which the Year End Distribution was based, the Company will, within 30 days, distribute to the Members in proportion to their Membership Interests, the amount by which the Federal Tax Amount, determined with regard to such adjusted yearly Taxable Income, exceeds the amount previously distributed as the Federal Tax Amount for such taxable year (the "Redetermination Amount"). The Members will not be required to return distributions under this Section 5.03 if, after distribution of the Year End Distribution Amount, the Company determines that the yearly Taxable Income of the Company is less than the amount upon which the Year End Distribution was based.

            ARTICLE VI - WITHDRAWAL; TRANSFER OF MEMBERSHIP INTEREST

         Section 6.01 Withdrawal of Member. A Member does not have the right or power to voluntarily withdraw from the Company as a Member. Any such voluntary withdrawal shall be in violation of this Agreement and the withdrawing Member shall not be entitled to receive any distribution pursuant to Section 305 of the MLLCA. A "voluntary withdrawal" shall mean a Member's dissociation from the Company by any means other than the expulsion, bankruptcy or dissolution of the Member, a Dissolution Event under Section 9.01 (except for the portion of Section 9.01(c) referring to this Section 6.01), or a Termination Event under
Section 9.02. The non-withdrawing Member shall be entitled to any remedies at law or in equity and as provided for in this Agreement, provided however, punitive damages shall not be recoverable, and provided further, however, that if the non-withdrawing Member elects to dissolve the Company pursuant to Section 9.01(c)(i), its remedies shall be as provided in Section 9.01(c).

         Section 6.02 Bankrupt Members. Subject to the other provisions of this Agreement, if any Member becomes a Bankrupt Member (as defined below), the Company shall have the option, exercisable by notice from the Company to the Bankrupt Member at any time prior to the 180th day after receipt of notice of the occurrence of the event causing it to become a Bankrupt Member, to buy and on the exercise of this option the Bankrupt Member shall sell the Membership Interest of the Bankrupt Member. The purchase price shall be an amount equal to the fair market value of the Membership Interest determined by agreement of the Bankrupt Member and the Company; however, if the Company and the Bankrupt Member do not agree on the fair market value on or before the 30th day after the exercise of the option, by notice to the other, this will require the determination of fair market value to be made by an independent appraiser whose determination shall be final and binding upon all parties. The Company shall pay the fair market value of the Membership Interest as so determined as agreed by the Members, or, in the absence of an agreement by the Members, in four (4) equal cash installments, the first due on closing and the remainder due, with interest on the unpaid balance, on each of the first three anniversaries thereof, which payment shall be in complete liquidation and satisfaction of all the rights and interests of the Bankrupt Member (and of all persons claiming by, through or under the Bankrupt Member) and constitutes a compromise to which all Members have agreed pursuant to the MLLCA. As used herein a "Bankrupt Member" shall mean a Member who (i) has been declared bankrupt through the issuance of an order of relief, (ii) has filed a petition in bankruptcy or for reorganization, or to effect a plan or other arrangement with creditors; or
(iii) has any bankruptcy petition filed against such Member unless discharged within ninety (90) days; or (iv) has filed an answer to a creditor's petition (admitting the material allocations thereof) in bankruptcy or for reorganization or to affect a plan or other arrangement of creditors; or (v) has applied to have a receiver, trustee or custodian appointed with respect to any of the Member's assets.

         Section 6.03 Transferability of Membership Interest. Except as specifically permitted in this Agreement, no Member shall sell or otherwise transfer any portion of the Member's Membership Interest in the Company in any manner, voluntarily or involuntarily, including without limitation, by sale, gift, granting an option to purchase, bequest, descent, device or operation of law, or any other disposition. Any attempted voluntary or involuntary disposition by a Member or a creditor of a Member, of an interest or right, or any part thereof, in or in respect of the Company other than in accordance with this Section 6.03 shall be null and void, and shall be considered a violation of this Agreement and a Dissolution Event to the extent provided under Section 9.01 of this Agreement.

         Section 6.04 Expulsion of Member. Any Member who is convicted of a felony, found by a court of competent jurisdiction to have committed fraud, embezzlement, or other misappropriation of funds, shall be in violation of this Agreement and shall be expelled from the Company. In such event, all rights of the Member, including without limitation, voting rights and the right to receive reports and review Company books and records, shall immediately terminate and the expelled Member shall become an economic interest owner (owner of the right to receive allocations of the Company's profits, losses and distributions of the Company's assets pursuant to this Agreement and the MLLCA but no other rights as a Member) until the Company is liquidated following such Dissolution Event in
Section 9.01 of this Agreement.

         Section 6.05 Effectiveness of Transfer. No transfer of any Membership Interest which is in violation of this Agreement shall be valid or effective and the Company shall not recognize the same for the purposes of making distributions or allocations with respect to the Membership Interest. The Company may enforce the provisions of this Agreement, either directly or indirectly, or through its agents by entering an appropriate stop-transfer order on its books or otherwise refusing to register or transfer or permit the registration or transfer on its books of any proposed assignment not in accordance with this Agreement.

            ARTICLE VII - LIMITATION OF LIABILITY AND INDEMNIFICATION

         Section 7.01 Limitation of Personal Liability. Unless otherwise provided by law or in this Agreement, or expressly assumed in a writing by a Member or a Manager, a person who is a Member or Manager shall not be liable for the acts, debts or liabilities of the Company. The doing of any act or the failure to do any act by any or all of the Members which is not contrary to any provision of this Agreement or the MLLCA, the effect of which may cause or result in loss or damage to the Company, if done in good faith to promote the best interests of the Company, shall not subject the Members or the Manager to any liability. The failure of the Company, Member or the Manager to observe any formalities or requirements relating to the exercise of powers or management of the Company's business or affairs under this Agreement, the Articles, the MLLCA, or otherwise, shall not be grounds for imposing personal liability on the Members or the Manager for liabilities of the Company. Any repeal, amendment or other modification of this Section 7.01 shall not adversely affect any right or protection of a Member or the Manager of the Company existing at the time of such repeal, amendment or other modification. If the MLLCA is amended, after this Agreement becomes effective, to authorize action further eliminating or limiting personal liability of a Member or the Manager, then the liability of a Member or the Manager shall be eliminated or limited to the fullest extent permitted by the MLLCA, as so amended and shall so amend this Section 7.01.

         Section 7.02 Indemnification. The Company, to the extent authorized by the MLLCA , shall indemnify a Member (Including the "Tax Matters Member", as defined below), the Manager, or an officer, and may indemnify an employee or an agent, who was or is a party or is threatened to be made a party to a threatened, pending or a completed action, suit, or proceeding (whether civil, criminal, administrative, or investigative and whether formal or informal), including an action by or in the right of the Company, by reason of the fact that he or she is or was a Member, the Manager, an officer, an employee or an agent of the Company, or is or was serving at the request of the Company as a director, member, manager, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement actually, and reasonably incurred by him or her in connection with the action, suit, or proceeding. The Company shall indemnify such Member, Manager, or officer, and may indemnify such employee or an agent if the person acted in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner that the Person reasonably believed to be in the best interests of the

Company. With respect to a criminal proceeding or action, the Person must have had no reasonable cause to believe such Person's conduct was unlawful.

         The Company shall pay or reimburse the reasonable expenses incurred in advance of final disposition of the proceeding, to the extent authorized by the Manager to the extent of his authority, if he is not a party to or threatened to be made a party to the action, suit or proceeding, otherwise by an unanimous vote of the Members. However, no indemnification shall be provided under this section to any Person of the Company for or in connection with the receipt of a financial benefit to which the Person is not entitled or a knowing violation of law or for liability under Section 308 of the MLLCA.

         Section 7.03 Liability Insurance. The Company shall have the power to purchase and maintain insurance on behalf of any Person who is or was a Member, the Manager, an officer, an employee, independent contractor, or an agent of the Company, or is or was serving at the request of the Company as a director, member, manager, officer, partner, trustee, employee or an agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability or expense asserted against such Person or incurred by such Person in any such capacity or arising out of such Person's status as such, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of the MLLCA.

              ARTICLE VIII - TAXES, TAX ALLOCATIONS AND ACCOUNTING

         Section 8.01 Tax Returns. The "Tax Matters Member" (as defined below) shall cause to be prepared and filed all necessary federal and state income tax returns for the Company, including making the elections described in Section
8.02. Each Member shall provide the Tax Matters Member with all pertinent information in its possession relating to Company operations that is necessary for the Company to prepare and file its income tax returns.

         Section 8.02 Tax Elections. The Company shall make the following elections on the appropriate tax returns:

                  (a) to adopt the calendar year as the Company's taxable year, unless the Code provides otherwise;

                  (b) to adopt the accrual method of accounting for tax purposes, and to keep the Company books and records on the accrual method;

                  (c)      if a distribution of Company property as described in
                           Section 734 of the Code occurs, to elect, pursuant to
                           Section 754 of the Code, to adjust the basis of properties of the Company;

                  (d) to amortize the organizational and start-up expenditures of the Company under Section 195 of the Code ratably over a period of sixty (60) months as permitted by Section 709(b) of the Code; and

                  (e) any other election the Tax Matters Member may deem appropriate and in the best interest of the Members, which are allowed under the Code or the tax laws of any state or other jurisdiction having taxing jurisdiction over the Company.

         Neither the Company nor the Manager or any Member may make an election for the Company to be excluded from the application of the provisions of Subchapter K of chapter I of subtitle A of the Code or any similar provisions of applicable state law, and no provision of this Agreement shall be construed to sanction or approve an election.

         The provisions of this Agreement as they relate to the maintenance of capital accounts are intended, and shall be construed, and, if necessary, modified to comply with Treasury Regulations promulgated under Section 704(b) of the Code. This Agreement shall not be construed as creating a deficit restoration obligation or otherwise personally obligate any Member to make a capital contribution in excess of the initial contribution.

         Section 8.03 Tax Matters Member. RFC shall be designated as the "Tax Matters Member" of the Company pursuant to Section 6231(a)(7) of the Code; and shall take such action as may be necessary to cause each other Member to become a "notice member" within the meaning of Section 6223 of the Code; and shall inform each other Member of all significant matters that may come to its attention in its capacity as a Tax Matters Member and shall forward to each other Member copies of all significant written communications it may receive in that capacity.

         Section 8.04 Indemnification of Tax Matters Member. The Company shall defend, indemnify and hold harmless the Tax Matters Member for all expenses Including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with the performance of such Member as Tax Matters Member. Neither the Members or the Manager, nor any other Person or Affiliate of the Company shall have any obligation to provide funds for such purpose.

         Section 8.05 Allocations of Net Profits and Net Losses from Operations. Except as may be required by Section 704 of the Code net profits, net losses, and other items of income, gain, loss, deduction and credit shall be apportioned among the Members in proportion to their Membership Interest.

         Section 8.06 Accounting, Reports, Audit and Other Information. Unaudited Financial Statements (which need not include cash flow statements) and reports concerning the capital accounts of the Members shall be prepared at least monthly in the form mutually agreed upon by the Members and delivered to the Members by the Manager at the time delivered to RFC, but no later than five
(5) Business Days following the previous month end. Within ninety (90) days after the close of the Company's fiscal year, and within forty-five (45) days after the close of the Company's first three fiscal quarters each year, Financial Statements and a statement of each Member's share of profits and other items of income, gain, loss, deduction and credit, relating to the prior fiscal year or quarter, as the case may be, shall be prepared in accordance with generally accepted accounting principles, consistently applied, unless otherwise provided herein, and delivered to the Members by the Manager. Annual audited Financial Statements are required, and the Company shall employ an independent certified public accountant to prepare the annual audited Financial Statements. Each Member shall have the right to interview the accountant and obtain the accountant's work papers in connection with any audit. The initial accountant for the Company shall be KPMG Peat Marwick LLP. The initial accountant and subsequent accountants for the Company may be the accountant for one or more Members without waiving any accountant-client privilege and may continue to act as an accountant for one or more of the Members. Each Member shall have the right at its own expense to conduct an audit of the Company upon reasonable notice to the Manager.

         Section 8.07 Banking and Accounts. All funds of the Company not otherwise required in the ordinary operation of its business shall be deposited in a separate bank account or accounts as shall be determined by the Manager. All withdrawals therefrom shall be made upon checks signed by the Manager or by any person authorized to do so by the Manager or by Member resolution. The Company shall maintain its principal operating accounts at MNB if the accounts have no set-off rights in favor of MNB as a Member (but it may have set-off rights as a lender).

             ARTICLE IX - DISSOLUTION, LIQUIDATION, AND TERMINATION

         Section 9.01 Dissolution. The Company is dissolved and its affairs shall be wound up upon the first occurrence of any of the following each of which shall be considered a "Dissolution Event":

                  (a) upon the happening of any events specified in this Agreement that is a "Termination Event" (as defined in Section 9.02 of this Agreement), following the expiration of any designated cure period(s) or waiting period (if applicable);

                  (b) upon the unanimous consent of the Members to voluntarily dissolve the Company;

                  (c) the following, if an option to dissolve is exercised, shall each be considered a Dissolution Event:

                           (i) after the attempted withdrawal of a Member in violation of Section 6.01 of this Agreement, but only if the non-withdrawing Member so elects and makes, and gives notice of, such election within 90 days after it becomes aware of the attempted withdrawal in violation of Section 6.01, such dissolution to be effective at the time the non-withdrawing Member gives notice to the other Member of such election;

                           (ii) after the expulsion or dissolution of a Member, but only if the non-expelled or non-dissolved Member so elects and makes, and gives notice of, such election within 90 days after it becomes aware of such expulsion in violation of Section 6.04 or dissolution, such dissolution to be effective at the time the non-expelled or non-dissolved Member gives notice to the other Member of such election;

                           (iii) after a Bankrupt Member event under Section 6.02, but only if the Company does not elect to purchase the Bankrupt Member's Membership Interest and the non-Bankrupt Member so elects and makes, and gives notice of, such election within 90 days after it becomes aware of such Bankrupt Member event under
                                    Section 6.02, such dissolution to be
                                    effective at the time the non-Bankrupt
                                    Member gives notice to the other Member of such election; or

                           (iv) after any attempted transfer of a Member's Membership Interest in violation of Section 6.03, but only if the non-transferring Member so elects and makes, and gives notice of, such election within 90 days after it becomes aware of such attempted transfer in violation of Section 6.03, such dissolution to be effective at the time the non-transferring Member gives notice to the other Member of such election.

                           If a Member exercises its option to dissolve the Company pursuant to this Section 9.01(c) at any time during the first five years after the date of this Agreement, the other Member shall pay the greater of
                           (i) the "Break-Up Fee" (as defined in Section 9.02(a), except that it shall be calculated based on the Membership Interest of the Member electing to dissolve the Company), or (ii) the dissolving Member's actual damages resulting from such dissolution, to the dissolving Member on or before the date such dissolution and winding up is complete, provided however, punitive damages shall not be recoverable;

                  (d) the following, if an option to dissolve is exercised, shall be considered a Dissolution Event: after a Member's failure to make the full amount of an additional capital contribution which was unanimously agreed to by the Members, but only if the contributing Member does not elect to make the non-contributing Member's additional capital contribution and the contributing Member does elect to dissolve the Company and wind up its affairs and gives notice of such election within 90 days after its becomes aware of the failure of the other Member to make the required contribution, such dissolution to be effective at the time the contributing Member gives notice to the other Member of such election. If the contributing Member exercises its option to dissolve the Company pursuant to this Section 9.01(d) at any time during the first five years after the date of this Agreement, the other Member shall pay the greater of (i) the "Break-Up Fee" (as defined in Section 9.02(a), except that it shall be calculated based on the Membership Interest of the Member electing to dissolve the Company), or (ii) the dissolving Member's actual damages resulting from such dissolution, to the dissolving Member on or before the date such dissolution and winding up is complete; provided however, punitive damages shall not be recoverable; and

                  (e)      upon the entry of a decree of judicial dissolution.

         Section 9.02 Termination Events. The following, if any option to terminate is exercised, shall each be considered a "Termination Event" under this Agreement:

                  (a) If MNB or its parent-Michigan National Corporation ("MNC") (or any direct or indirect subsidiary of MNB or its parent -MNC whether now or hereafter created or in existence) owns or obtains a Controlling interest (through an acquisition, consolidation, merger, other business combination, business arrangement or de novo event) in a business which originates, services and/or sells residential mortgage loans substantially similar to any of the Mortgage Loans originated by the Company for its Joint Venture Business, that, at such time or at any time thereafter, competes or plans to compete in any of the same or substantially the same market territory as the Joint Venture Territory, then MNB and RFC shall each have the option to terminate this Agreement effective at the time stated in a prior written notice of such termination given to the other Member (but not less than 120 days after such notice is given); provided, the Member exercising its termination rights gives the other Member notice of termination within ninety (90) days after it has notice that such ownership, acquisition, consolidation, merger, other business combination or business arrangement or de novo event has become effective; and further provided, that if MNB exercises this option to terminate this Agreement by providing the notice of termination, and such notice is provided during the first five years after the date of this Agreement, then MNB shall pay the "Break-Up Fee" (as defined below) to RFC on or before the date such termination becomes effective;

                           The "Break-Up Fee" means the Membership Interest of the non-terminating party multiplied by the greater of (i) $5,000,000, or (ii) two times the pre-tax earnings of the Company for the 12 months ending at the end of the calendar month immediately preceding
                           (i) the date of the event triggering the right to terminate this Agreement or dissolve the Company, or
                           (ii) the date of entering into
                           the agreement, if any, relating to the event triggering the right to terminate this Agreement or dissolve the Company, if it produces a higher 12-months pre-tax earnings of the Company.

                  (b) If MNB or its parent- MNC (or any direct or indirect subsidiary of MNB or its parent-MNC whether now or hereafter created or in existence) is acquired, consolidated with an unaffiliated company, merged with an unaffiliated company or otherwise combined with an unaffiliated company and the acquirer owns or obtains a Controlling interest in the acquired entity and the acquirer owns or is in the business of originating, servicing and/or selling residential mortgage loans substantially similar to any of the Mortgage Loans originated by the Company for its Joint Venture Business, that, at such time or at any time thereafter, competes or plans to compete in any of the same or substantially the same market territory as the Joint Venture Territory, then MNB and RFC shall each have the option to terminate this Agreement effective at the time stated in a prior written notice of such termination given to the other Member (but not less than 120 days after such notice is given); provided, the Member exercising its termination rights gives the other Member notice of termination within ninety (90) days after it has notice that such acquisition, consolidation, merger or other business combination has become effective; and further provided, that if MNB exercises this option to terminate this Agreement by providing the notice of termination, and such notice is provided during the first five years after the date of this Agreement, then MNB shall pay the "Break-Up Fee" (as defined in Section 9.02(a)) to RFC on or before the date such termination becomes effective;

                  (c) If National Australia Bank ("NAB") (its parent, or any direct or indirect subsidiary of NAB or its parent whether now or hereafter created or in existence; provided HomeSide Lending, Inc. ("HSL") shall be excluded for purposes of this Section 9.02(c); provided, however, HSL shall be included for purposes of this Section 9.02(c) in the event HSL at any time after the execution date of this Agreement or at any time thereafter substantially competes, in any of the same or substantially the same market territory as the Joint Venture Territory, in the retail origination (other than brokered transactions or purchasing or obtaining assignments of mortgage loans from mortgage brokers or correspondent lenders) of residential mortgage loans substantially similar to any of the Mortgage Loans originated by the Company for its Joint Venture Business) owns or obtains a Controlling interest (through an acquisition, consolidation, merger, other business combination, business arrangement or de novo event) in a business which originates, services and/or sells residential mortgage loans substantially similar to any of the Mortgage Loans originated by the Company for its Joint Venture Business, that, at such time or at any time thereafter, competes or plans to compete in any of the same or substantially the same market territory as the Joint Venture Territory, then MNB and RFC shall each have the option to terminate this Agreement effective at the time stated in a prior written notice of such termination given to the other Member (but not less than 120 days after such notice is given); provided, the Member exercising its termination rights gives the other Member notice of termination within ninety (90) days after it has notice that such ownership, acquisition, consolidation, merger, other business combination or business arrangement or de novo event has become effective; and further provided, that if MNB exercises this option to terminate this Agreement by providing the notice of termination, and such notice is provided during the first five years after the date of this Agreement, then MNB shall pay the "Break-Up Fee" (as defined in Section 9.02(a)) to RFC on or before the date such termination becomes effective;

                  (d) If NAB or its parent is acquired, consolidated with an unaffiliated company, merged with an unaffiliated company or otherwise combined with an unaffiliated company and the acquirer owns or obtains a Controlling interest in the acquired entity and the acquirer owns or is in the business of originating, servicing and/or selling residential mortgage loans substantially similar to any of the Mortgage Loans originated by the Company for its Joint Venture

                           Business, that, at such time or at any time thereafter, competes or plans to compete in any of the same or substantially the same market territory as the Joint Venture Territory, then MNB and RFC shall each have the option to terminate this Agreement effective at the time stated in a prior written notice of such termination given to the other Member (but not less than 120 days after such notice is given); provided, the Member exercising its termination rights gives the other Member notice of termination within ninety (90) days after it has notice that such acquisition, consolidation, merger or other business combination has become effective; and further provided, that if MNB exercises this option to terminate this Agreement by providing the notice of termination, and such notice is provided during the first five years after the date of this Agreement, then MNB shall pay the "Break-Up Fee" (as defined in Section 9.02(a)) to RFC on or before the date such termination becomes effective;

                  (e) If RFC or its parent (or any direct or indirect subsidiary of RFC or its parent, whether now or hereafter created or in existence) is acquired, consolidated with an unaffiliated company, merged with an unaffiliated company or otherwise combined with an unaffiliated company and the acquirer owns or obtains a Controlling interest in the acquired entity and the acquirer is a Financial Services Provider marketing any one or more Financial Products or Services, that, at such time or at any time thereafter, (i) competes or plans to compete in any of the same or substantially the same market territory as the Joint Venture Territory and
                           (ii) has assets in excess of 20% of MNB's assets (whether through internal growth, branch acquisitions, acquisitions of any Financial Services Provider, strategic alliances or otherwise), then MNB and RFC shall each have the option to terminate this Agreement effective at the time stated in a prior written notice of such termination given to the other Member (but not less than 120 days after such notice is given); provided, the Member exercising its termination rights gives the other Member notice of termination within ninety (90) days after it has notice that such acquisition, consolidation, merger or other business combination has become effective; and further provided, that if RFC exercises this option to terminate this Agreement by providing the notice of termination, and such notice is provided during the first five years after the date of this Agreement, then RFC shall pay the "Break-Up Fee" (as defined in Section 9.02(a)) to MNB on or before the date such termination becomes effective;

                  (f) If RFC or its parent (or any direct or indirect subsidiary of RFC or its parent whether now or hereafter created or in existence) owns or obtains a Controlling interest (through an acquisition, consolidation, merger, other business combination or business arrangement or de novo event) in a Financial Services Provider marketing any one or more Financial Products or Services, that, at such time or at any time thereafter, (i) competes or plans to compete in any of the same or substantially the same market territory as the Joint Venture Territory and (ii) has assets in excess of 20% of MNB's assets (whether through internal growth, branch acquisitions, acquisitions of any Financial Services Provider, strategic alliances or otherwise), then MNB and RFC shall each have the option to terminate this Agreement effective at the time stated in a prior written notice of such termination given to the other Member (but not less than 120 days after such notice is given); provided, the Member exercising its termination rights gives the other Member notice of termination within ninety (90) days after it has notice that such ownership, acquisition, consolidation, merger, other business combination or business arrangement or de novo event has become effective; and further provided, that if RFC exercises this option to terminate this Agreement by providing the notice of termination, and such notice is provided during the first five years after the date of this Agreement, then RFC shall pay the "Break-Up Fee" (as defined in Section 9.02(a)) to MNB on or before the date such termination becomes effective;

                  (g) If RFC or any parent of RFC or any direct or indirect subsidiary of RFC or its parent sells, assigns, transfers or otherwise disposes of key assets essential to the operation of the Joint Venture Business and this event (i) materially and adversely affects RFC's performance under any one or more Ancillary Agreements to which it is a party, and (ii) materially and adversely affects the operations, financial condition, property rights, business or business prospects of the Company such that the Company is unable to substantially carry on or perform in its usual course the Joint Venture Business, and if MNB provides RFC with notice of the failure of RFC's performance under the applicable Ancillary Agreement and the adverse effects on the Company and at least 30 days to cure the failure and/or effects (which cure period shall be extended for such period of time as is reasonably necessary with the exercise of due diligence and good faith to correct such failure or effects upon reasonable request of RFC, if the Company, RFC or any parent or subsidiary of RFC or its parent commences diligent and good faith correction of such failure or effects within the thirty (30) day cure period) and RFC fails to cure such failure or effects within such period, then MNB shall have the option to terminate this Agreement effective at the time stated in a written notice of such termination given to RFC (but not less than 120 days after such notice is given); provided, MNB gives RFC notice of termination within ninety
                           (90) days after the end of such cure period; and further provided, that if MNB exercises this option to terminate this Agreement by providing the notice of termination, and such notice is provided during the first five years after the date of this Agreement, then RFC shall pay the greater of (i) the "Break-Up Fee" (as defined in

                           Section 9.02(a), except that such fee shall be calculated based on MNB's Membership Interest and the event giving rise to the right to terminate this Agreement shall be MNB's notice of the failure of RFC's performance and the adverse effects on the Company), or (ii) MNB's actual damages resulting from such termination, provided however, punitive damages shall not be recoverable, to MNB on or before the date such termination becomes effective;

                  (h) If there is a material adverse change in the business financial status of RFC or any parent of RFC or any direct or indirect subsidiary of RFC or its parent and this event (i) materially and adversely affects RFC's performance under any one or more Ancillary Agreements to which it is a party, and (ii) materially and adversely affects the operations, financial condition, property rights, business or business prospects of the Company such that the Company is unable to substantially carry on or perform in its usual course the Joint Venture Business, and if MNB provides RFC with notice of the failure of RFC's performance under the applicable Ancillary Agreement and the adverse effects on the Company and at least 30 days to cure the failure and/or effects (which cure period shall be extended for such period of time as is reasonably necessary with the exercise of due diligence and good faith to correct such failure or effects upon reasonable request of RFC, if the Company, RFC or any parent or subsidiary of RFC or its parent commences diligent and good faith correction of such failure or effects within the thirty (30) day cure period) and RFC fails to cure such failure or effects within such period, then MNB shall have the option to terminate this Agreement, without the payment of any "Break-Up Fee", effective at the time stated in a written notice of such termination given to RFC (but not less than 120 days after such notice is given); provided, MNB gives RFC notice of termination within ninety (90) days after the end of such cure period;

                  (i) Any one Member shall have the right to terminate this Agreement, without cause, upon 120 days prior written notice; provided however, that no Member shall have the right to terminate this Agreement, without cause, pursuant to this Section 9.02(i) only, during the first two (2) years after the date of this Agreement; and provided, further, that if a Member exercises this Section 9.02(i) option to terminate this Agreement at any time that is five years or less after the date of this Agreement, the terminating Member shall pay to the non-terminating Member, on or before the date such termination becomes effective, a fee equal to the Membership Interest of the non-terminating party multiplied by the greater of
                           (i) $5,000,000, and (ii) the number of years (and fractions of a year) between the date the termination becomes effective and five years after the date of this Agreement multiplied by the pre-tax earnings of the Company for the 12 months ending at the end of the calendar month immediately preceding the date of notice of termination of this Agreement;

                  (j) Any one Member of the Company shall have the right to terminate this Agreement, for cause, and without the payment of any "Break-Up Fee", upon thirty (30) days written notice, following prior written notice to each Member of the violation and at least thirty (30) days to cure it, (i) if (a) the terminating Member has a reasonable basis to believe that the Company's operations, policies, practices or procedures violate a material federal or state law or regulation, and
                           (b) such a violation materially and adversely affects the operations, financial condition, property rights, business or business prospects of the Company such that the Company is unable to substantially carry on or perform in its usual course the Joint Venture Business; (ii) if (a) a court of law, or a federal or state regulatory or other governmental body or agency who has jurisdiction or other authority over the Company (through formal processes or otherwise), communicates to the Company that there has been or that there is a reasonable basis to believe that the Company's operations, policies, practices or procedures violate a material federal or state law or regulation, and (b) such violation either (I) materially and adversely affects the operations, financial condition, property rights, business or business prospects of the Company such that the Company is unable to substantially carry on or perform in its usual course the Joint Venture Business, or (II) impairs the ability of key management of either the Company or any one Member to continue to operate in such capacity. Absent an objection from any informed regulatory authority who has jurisdiction or other authority over the Company or any court order, the thirty (30) day cure period shall be extended for such period of time as is reasonably necessary with the exercise of due diligence and good faith to correct the violation upon reasonable request of the non-terminating Member or the Company if the Company commences diligent and in good faith correction of the violation within the thirty (30) day cure period;

                  (k) If the Company engages in activities which violate, or result in a violation by the Company or either Member (or any of their Affiliates) of, the National Bank Act and its implementing regulations, to the extent they are subject to the National Bank Act and its implementing regulations, MNB and RFC shall each have the right to terminate this Agreement immediately, without the payment of any "Break-Up Fee", upon written notice to the other Member, following prior written notice to each Member of the violation and at least ninety (90) days to cure such violation provided such cure period is not objected to by the informed regulatory authority who has jurisdiction or other authority over the

                           Company. The ninety (90) day cure period shall be extended for such period of time as is reasonably necessary with the exercise of due diligence and good faith to correct the violation upon request of either Member or the Company if the Company commences diligent and good faith correction of the violation within the ninety (90) day cure period;

                  (l) If the non-defaulting Member provided the defaulting Member with notice of a potential Material Default Event (as defined in the Joint Venture Agreement) and at least 30 days to cure the potential Material Default Event (which cure period shall be extended for such period of time as is reasonably necessary with the exercise of due diligence and good faith to correct such potential Material Default Event upon reasonable request of the defaulting Member, if the defaulting Member commences diligent and good faith correction of such potential Material Default Event within the thirty (30) day cure period), all pursuant to Section 11.2 of the Joint Venture Agreement, and the defaulting member fails to cure such potential Material Default Event within such period, and a Material Default Event (as defined in the Joint Venture Agreement) occurs, then the non-defaulting Member shall have the option to terminate this Agreement effective at the time stated in a written notice of such termination given to the defaulting Member; provided the non-defaulting Member gives notice of termination to the other Member within 90 days after the end of such cure period. If a Member exercises this option to terminate this Agreement by providing the notice of termination, and such notice is provided during the first five years after the date of this Agreement, then the other Member shall pay the greater of (i) the "Break-Up Fee" (as defined in Section 9.02(a), except that such fee shall be calculated based on the Membership Interest of the Member electing to terminate this Agreement), or (ii) the terminating Member's actual damages resulting from such termination, provided however, punitive damages shall not be recoverable, to the terminating Member on or before the date such termination becomes effective.

         Section 9.03 Damages. If a Member breaches this Agreement, the Joint Venture Agreement, any Ancillary Agreement to which it is a party, the Articles or the MLLCA, the Company and the other Member, in addition to other applicable remedies, may recover from the Member in breach its foreseeable compensatory general and special and incidental damages caused by such breach, provided, however, punitive damages shall not be recoverable from the Member in breach, and provided further, however, that the sole remedies under this Agreement as a result of the occurrence of a Dissolution Event or a Termination Event are as provided in Section 9.01 or Section 9.02, except to the extent that such Dissolution Event or Termination Event (or the events giving rise to it) breach any other section of this Agreement, the Joint Venture Agreement or any Ancillary Agreement, including any breaches after the first five years after the date of this Agreement.

         Section 9.04 Certificate of Dissolution. Upon the dissolution and commencement of winding up of the Company, a certificate of dissolution shall be duly executed and filed with the Michigan Department of Consumer and Industry Services as required by the MLLCA.

         Section 9.05 Winding Up. On dissolution, the Company shall begin winding up. Except as otherwise provided in the Articles, this Agreement, or
Section 805 of the MLLCA, the Manager or, if the Members unanimously agree, the Members or any one Member who has not wrongfully dissolved the company may wind up the Company's affairs. The Company shall complete the winding up as soon as practicable. The Members or the Manager, who are winding up the Company's affairs shall continue to function for the purpose of winding up, in accordance with the procedures set by the MLLCA, the Articles, and this Agreement, and shall be held to no greater standard of conduct than that described by Section 404 of the MLLCA and shall be subject to no greater liabilities than would apply in the absence of dissolution. The Company may sue and be sued in its name and process may issue by and against the Company in the same manner as if dissolution had not occurred. An action brought by or against the Company before its dissolution does not abate because of the dissolution.

         Section 9.06 Liquidation and Buy-Out Option. On dissolution of the Company, one or more Members or the Manager shall serve as liquidator. The liquidator shall be the same person designated pursuant to Section 9.05 as the person with the right to wind up the Company's affairs. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the MLLCA. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of a Manager. The steps to be accomplished by the liquidator are as follows:

                  (a) As promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made by a recognized accounting firm of certified public accountants of the Company's assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable.

                  (b) The liquidator shall cause the notice described in Sections 806 and 807 of the MLLCA to be mailed to each known creditor of and claimant against the Company in the manner described in Sections 806 and 807.

                  (c) The assets of the Company shall be distributed in the following order:

                           (i) to creditors, including Members who are creditors, to the extent permitted by law, in satisfaction of the debts, liabilities and obligations of the Company other than liabilities for





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



                                    distributions to Members under Section 304 of the MLLCA. Reasonable provisions shall be made for debts, liabilities, and obligations that are not liquidated but will not be barred under Sections 806 or 807 of the MLLCA.

                           (ii) except as provided in this Agreement, all remaining assets to Members in accordance with their capital account balances. For this purpose, the determination of the Members' capital account balances shall be made after adjustment to reflect the allocation of all Profits, Losses, and items thereof under Section 5.01 and distributions made to the Members pursuant to Sections
                                    5.02 and 5.03, in each case through the
                                    taxable year of liquidation of the Company.

                                    The proceeds shall be paid to Members within one hundred twenty (120) days after the date of dissolution.

                  (d) Provided, however, before the assets of the Company are distributed as set forth under (c) above, the Company shall file tax returns and pay tax obligations as required by law.

                  (e) The distribution of assets to the Members shall be as follows:




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



                           (i) The liquidator may sell any or all Company property, including to Members (subject to the unanimous approval of the Members of the terms of such sale; provided, that sales pursuant to the first refusal rights described below in this Section 9.06(e) shall not require unanimous approval of the Members), and any resulting gain or loss from each sale shall be computed and allocated to the capital accounts of the Members;

                           (ii) With respect to all Company property that has not been sold, the fair market value of that property shall be determined and the capital accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in property that has not previously been reflected in the capital accounts would be allocated among the Members if there were a taxable disposition of that property for the fair market value of that property on the date of distribution; and

                           (iii) Company property shall be distributed among the Members in accordance with the positive capital account balances of the Members.





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


                  The distribution of cash and/or property to a Member in accordance with the provisions of this Section 9.06 constitutes a complete return to the Member of its capital contributions and a complete distribution to the Member of its capital account and Membership Interest and all the Company's property and constitutes a compromise to which all Members have consented within the meaning of Section 808(l)(c) of the MLLCA. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

                  At the time of termination of this Agreement, any Ancillary Agreements between the Company and either Member or Members, and the Joint Venture Agreement shall terminate, with no obligations of either party for subsequent actions or transactions except as otherwise provided in the Joint Venture Agreement or the affected Ancillary Agreement.

                  At the time of dissolution following a Termination Event or as otherwise provided in Section 9.01 of this Agreement, (i) MNB shall have the right, but not the obligation, to purchase for "Fair Value" (as defined below) the Company's leasehold improvements located at MNB's branches that it communicates to RFC an interest to purchase within 30 days after the dissolution, and (ii) RFC shall have the right, but not the obligation, to purchase for Fair Value the Company's equipment, and prepaid expenses; that it communicates to MNB an interest to purchase within 30 days after the dissolution.

                  "Fair Value" means (i) the value determined by mutual agreement of the Members, or (ii) in the absence of such an agreement, the value determined by a bona fide, good faith offer to purchase the applicable assets by a third party that is obtained by the liquidator, or (iii) if no such agreement or offer is obtained, the value determined by averaging appraisals from two appraisal firms qualified to value the applicable assets, with one appraisal firm being selected by each Member.

                  The closing on the purchase of such assets shall take place at such time and place as may be mutually agreed upon by the Members, but in any case within a reasonable time period following the determination of the Fair Value of such assets. At the closing, the Company shall deliver such assets to the purchaser free and clear of all claims, liens, encumbrances and security interests.

                  At the time of dissolution following a Termination Event or as otherwise provided in Section 9.01 of this Agreement: (i) MNB shall have the right, but not the obligation, to offer employment to the Company's existing employees that are former MNB employees, (ii) RFC shall have the right, but not the obligation, to offer employment to the Company's existing employees that are former RFC employees, and (iii) both MNB and RFC shall have the right, but not the obligation, to offer employment to the Company's other existing employees. As early as practicable, but not later than thirty (30) days following the Dissolution Event,
                  (i) MNB will notify RFC of the names of the employees to whom MNB intends to offer employment under clause (i) above, and
                  (ii) RFC will notify MNB of the names of the employees to whom RFC intends to offer employment under clause (ii) above. After receiving the notices described in the preceding sentence, neither MNB, nor RFC may offer employment to the employees properly set forth in the other Member's notice until such time, if any, that the employee refuses such offer of employment. An offer of employment must be made to any such employee on the MNB list or RFC list no later than ten (10) Business Days following the final liquidation of the Company (or the other Member may solicit such employee), but such employment may not begin before the final liquidation of the Company without the Manager's consent.

                  Any compensation (including bonuses and other incentive pay) due an employee of the Company for loans closed or originated prior to the employee transfer date shall be the responsibility of the Company. Any Company employee who accepts employment at MNB or RFC may be employed as new hires and on an employment at will basis. The employing Member is not assuming, and it shall have no responsibility for the continuation of, or any liabilities under or in connection with, any of the following: (a) any employment contract, collective bargaining agreement, or plan or arrangement providing for insurance coverage, deferred compensation, bonuses, stock options or other forms of incentive



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                  compensation or post-retirement benefits or compensation which is entered into or maintained, as the case may be by the Company; (b) any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act ("ERISA") which is subject to any provision of ERISA, and which is maintained, administered or contributed to by the Company, or
                  (c) any notices required to be given to the Company's employees pursuant to the "Plant Closing Act" or any other applicable federal or state law.

                  MNB and RFC agree that, for a period of two (2) years after the Dissolution Event under this Agreement that neither of them nor their parents nor any direct or indirect subsidiaries of them or their parents shall directly or indirectly knowingly solicit on a targeted basis (as defined in Section
                  4.2 of the Joint Venture Agreement) employment of any employee hired pursuant to this Agreement that were former employees of such Member.

         Section 9.07 Deficit Capital Accounts. Notwithstanding anything to the contrary contained in this Agreement, and notwithstanding any custom or rule of law to the contrary, to the extent that the deficit, if any, in the capital account of any Member results from or is attributable to deductions and losses of the Company (including non-cash items such as depreciation), or distributions of money pursuant to this Agreement to all Members in proportion to their respective Membership Interests, upon dissolution of the Company such deficit shall not be an asset of the Company and such Members

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shall not be obligated to contribute such amount to the Company to bring the balance of such Member's capital account to zero.

                         ARTICLE X - GENERAL PROVISIONS

         Section 10.01 Books and Records. The Company shall maintain complete and accurate books and records of the Company's business and affairs as required by the MLLCA, tax law and other law. The following books and records shall be kept at its registered office or principal place of business in Michigan:

                  (a) A current list of the full name and last known address of each Member and the Manager;

                  (b) A copy of the Articles or Restated Articles of Organization, together with any amendments to the Articles;

                  (c) Copies of the Company's federal, state, and local tax returns and reports for the three (3) most recent years;

                  (d) Copies of any financial statements of the Company for the three (3) most recent years;

                  (e) Copies of operating agreements, including this Agreement, the Joint Venture Agreement and any Ancillary Agreements; and

                  (f) Copies of records that would enable a Member to determine the Member's relative shares of the Company's distributions.


         Section 10.02 Invalidity. To the extent any provision of this Agreement is prohibited or ineffective under the MLLCA, this Agreement shall be considered amended to the smallest degree possible in order to make this Agreement effective under the MLLCA. In the event the MLLCA is subsequently amended or interpreted in such a way to make any provision of this Agreement that was formally invalid valid, such provision shall be considered to be valid from the effective date of such amendment or interpretation. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

         Section 10.03 Waiver. The failure of any party at any time to require performance by any other party of any provision of this Agreement shall not be deemed a continuing waiver of that provision or a waiver of any other provision of this Agreement and shall in no way affect the full right to require such performance from the other party at any time thereafter.

         Section 10.04 Choice of Law and Choice of Forum. This Agreement, and the determination of any rights, duties or remedies of the parties arising out of or relating to

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this Agreement, shall be governed by and construed according to the laws of the
State of Michigan. Any and all actions concerning any dispute arising hereunder shall be filed and maintained only in a state or federal court sitting in the State of Michigan, and the parties hereto specifically consent and submit to the jurisdiction of such state or federal court.

         Section 10.05 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were upon the same instrument. Each executed copy shall be deemed an executed original for all purposes.

         Section 10.06 Further Assistance. Each party shall, at the request of any other party, furnish, execute and deliver such other documents as the other party may reasonably request and shall take such other actions as any other party shall reasonably request, provided only that the furnishing of such documents and taking of such action shall be necessary and convenient to consummate or confirm the transactions contemplated herein.

         Section 10.07 Notices. All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed given (a) when personally delivered to the party to be given such notice or other communication, (b) on the business day that such notice or other communication is sent by facsimile or similar electronic device, which facsimile or similar electronic communication shall promptly be confirmed by written notice, (c) on the third business day following the date of deposit in the United States mail if such notice or other communication is sent by first class mail with postage thereon fully prepaid, or (d) on the business day following the day such notice or other communication is sent by a domestically recognized overnight courier, to the following address, as such address may be modified by notice to the other parties:

         If to the Company:             Rock Home Loans @ Michigan National, LLC
                                        30600 Telegraph Road, 4th Floor
                                        Bingham Farms, Michigan  48025
                                        Attention:  William Emerson
                                        Fax Number:  (248) 723-7238

         If to MNB:                     Michigan National Bank
                                        27777 Inkster Road
                                        Farmington Hills, Michigan  48333-9065
                                        Attention:  Douglas E. Ebert (MC 10-00)
                                        Fax Number:  (248) 473-3086

                  with a copy to:       Laura Nieber
                                        Legal Department (MC 10-09)
                                        27777 Inkster Road
                                        Farmington Hills, Michigan  48333-9065
                                        Fax Number:  (248) 473-3235

         If to RFC:                     Rock Financial Corporation
                                        30600 Telegraph Road, 4th Floor
                                        Bingham Farms, Michigan  48025
                                        Attention:  Daniel Gilbert
                                        Fax Number:  (248) 723-7217

                  with a copy to:       Richard Chyette
                                        Rock Financial Corporation
                                        30600 Telegraph Road, 4th Floor
                                        Bingham Farms, Michigan  48025
                                        Fax Number:  (248) 723-7217

         Section 10.08 Conflict With MLLCA. In the event any article or section of this Operating Agreement shall conflict with the mandatory provisions of the MLLCA, the MLLCA shall control.

         Section 10.09 Amendment. This Agreement may be amended or modified only in writing signed by all Members.

         Section 10.10 Entire Agreement. This Agreement and the Joint Venture Agreement (including the agreements referred to and incorporated into the Joint Venture Agreement defined as "Ancillary Agreements") constitute the entire agreement among the parties hereto and contain all of the agreements and understandings between the parties with respect to the subject matter. The parties have no expectations, other than those specifically expressed in this Agreement and the Joint Venture Agreement, which are enforceable at law or in equity. This Agreement and the Joint Venture Agreement supersede any and all other agreements and understandings, either oral or written, between the parties with respect to this subject matter.

         IN WITNESS WHEREOF, the Members have made this Agreement effective as of the date first set forth above.

MEMBERS:

ROCK FINANCIAL CORPORATION

SIGNATURE:   /S/ DANIEL GILBERT
          -----------------------------------------
            DANIEL GILBERT, CHIEF EXECUTIVE OFFICER
            30600 TELEGRAPH ROAD, FOURTH FLOOR
            BINGHAM FARMS, MICHIGAN 48025

INITIAL CAPITAL CONTRIBUTION:  $700,000


MEMBERSHIP INTEREST:           70%

MICHIGAN NATIONAL BANK

SIGNATURE:  /S/ DOUGLAS E. EBERT
          -----------------------------------------
            DOUGLAS E. EBERT, CHIEF EXECUTIVE OFFICER
            27777 INKSTER ROAD
            FARMINGTON HILLS, MICHIGAN 48334

INITIAL CAPITAL CONTRIBUTION:  $300,000

MEMBERSHIP INTEREST:            30%

 .